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                                                                                                                    EXHIBIT 10(e)(2)
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BODYBILT SEATING, INC.                                              THE FIRST NATIONAL BANK OF BRYAN
------------------------------------------------------------------  2807 TEXAS AVE., P.O. BOX 833
4455 CARTER CREEK PKWY.                                             BRYAN, TX 77805
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BRYAN, TX 77802
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TAXPAYER I.D. NUMBER : 74-2246394
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  DEBTOR'S NAME, ADDRESS AND SSN OR TIN                                               SECURED PARTY'S NAME AND ADDRESS
    ("I" means each Debtor who signs.)                                ("You" means the Secured Party, its successors and assigns.)
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I am entering into this security agreement with you on MAY 27, 1993 (date).
SECURED DEBTS.  I agree that this security agreement will secure the payment and performance of the debts, liabilities or obligations described below that (Check one)  [ ] [XX] (name)  BODYBILT SEATING, INC. owe(s) to you now or in the future:

  (Check one below):

  [XX] Specific Debt(s).  The debt(s), liability or obligations evidenced by (describe):  PROMISSORY NOTE NUMBER 033-118-61 DATED
       MAY 27, 1993 and all extensions, renewals, refinancings, modifications and replacements of the debt, liability or obligation.

  [  ] All Debt(s).  Except in those cases listed in the "LIMITATIONS" paragraph on page 2, each and every debt, liability and obligation of every type and description (whether such debt, liability or obligation now exists or is incurred or created in the future and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several).

Security Interest.  To secure the payment and performance of the above described Secured Debts, liabilities and obligations, I give you a security interest in all of the property described below that I now own and that I may own in the future (including, but not limited to, all parts, accessories, repairs, improvements, and accessions to the property), wherever the property is or may be located, and all proceeds and products from the property.

  [  ] Inventory: All inventory which I hold for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in my business.

  [  ] Equipment: All equipment including, but not limited to, all machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, and parts and tools.  All equipment described in a list or schedule which I give to you will also be included in the secured property, but such a list is not necessary for a valid security interest in my equipment.

  [  ] Farm Products: All farm products including, but not limited to:
       (a) all poultry and livestock and their young, along with their products, produce and replacements;
       (b) all crops, annual or perennial, and all products of the crops; and
       (c) all feed, seed, fertilizer, medicines, and other supplies used or produced in my farming operations.

  [  ] Accounts, Instruments, Documents, Chattel Paper and Other Rights to Payment:  All rights I have now and that I may have in the future to the payment of money including, but not limited to:
       (a) payment for goods and other property sold or leased or for services rendered, whether or not I have earned such payment by performance;
           and
       (b) rights to payment arising out of all present and future debt instruments, chattel paper and loans and obligations receivable.

       The above include any rights and interests (including all liens and security interests) which I may have by law or agreement against any account debtor or obligor of mine.

  [  ] General Intangibles:  All general intangibles including, but not limited to, tax refunds, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, and the right to use my name.

  [  ] Government Payments and Programs:  All payments, accounts, general intangibles, or other benefits (including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance payments, diversion payments, and conservation reserve payments) in which I now have and in the future may have any rights or interest and which arise under or as a result of any preexisting, current or future Federal or state governmental program (including, but not limited to, all programs administered by the Commodity Credit Corporation and the
       ASCS).

  [XX] The secured property includes, but is not limited by, the following:
       1993 PLYMOUTH VOYAGER, ID #____________________; 1993 PLYMOUTH VOYAGER, ID #____________________

If this agreement covers timber to be cut, minerals (including oil and gas), fixtures or crops growing or to be grown, the legal description is:


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I am a(n)   [ ] individual    [ ] partnership  [xx] corporation     I AGREE TO THE TERMS SET OUT ON BOTH PAGE 1 AND PAGE 2 OF THIS
            [ ]                                                     AGREEMENT.  I have received a copy of this document on today's
                -----------------------------------------------     date.
[ ] If checked, file this agreement in the real estate records.
Record Owner (if not me):                                           BODYBILT SEATING, INC.
                         --------------------------------------     ---------------------------------------------------------------
---------------------------------------------------------------                       (Debtor's Name)
--------------------------------------------------------------.
                                                                    By:
The property will be used for  [ ] personal   [xx] business            ------------------------------------------------------------
       [ ] agricultural        [ ]                 reasons                MARK A McMILLAN
                                   ---------------

THE FIRST NATIONAL BANK OF BRYAN                                    Title:
---------------------------------------------------------------           ---------------------------------------------------------
        (Secured Party's Name)

By:                                                                 By:
   ------------------------------------------------------------        ------------------------------------------------------------

Title:                                                              Title:
      ---------------------------------------------------------           ---------------------------------------------------------

(C) 1986,  1990 BANKERS SYSTEMS, INC., ST. CLOUD, MN (1-800-397-2341) SECURITY AGREEMENT FORM SA 8/5/91               (page 1 of 2)
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GENERALLY - "You" means the Secured Party identified on page 1 of this agreement.  "I," "me" and "my" means each person who signs this security agreement as Debtor and who agrees to give the property described in this agreement as security for the Secured Debts.  All terms and duties under this agreement are joint and individual.  No modification of this security agreement is effective unless made in writing and signed by you and me.  This security agreement remains in effect, even if the note is paid and I owe no other debt to you, until discharged in writing.  Time is of the essence in this agreement.

APPLICABLE LAW - I agree that this security agreement will be governed by the law of the state in which you are located. If property described in this agreement is located in another state, this agreement may also, in some circumstances, be governed by the law of the state in which the property is located.

       To the extent permitted by law, the terms of this agreement may vary applicable law. If any provision of applicable law may not be varied by agreement, any provision of this agreement that does not comply with that law will not be effective. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement.

OWNERSHIP AND DUTIES TOWARD PROPERTY - I represent that I own all of the property, or to the extent this is a purchase money security interest I will acquire ownership of the property with the proceeds of the loan. I will defend it against any other claim. Your claim to the property is ahead of the claims of any other creditor. I agree to do whatever you require to protect your security interest and to keep your claim in the property ahead of the claims of other creditors. I will not do anything to harm your position.

       I will keep books, records and accounts about the property and my business in general. I will let you examine these records at any reasonable time. I will prepare any report or accounting you request, which deals with the property.

       I will keep the property in my possession and will keep it in good repair and use it only for the purpose(s) described on page 1 of this agreement. I will not change this specified use without your express written permission. I represent that I am the original owner of the property and, if I am not, that I have provided you with a list of prior owners of the property.

       I will keep the property at my address listed on page 1 of this agreement, unless we agree I may keep it at another location. If the property is to be used in another state, I will give you a list of those states. I will not try to sell the property unless it is inventory or I receive your written permission to do so. If I sell the property I will have the payment made payable to the order of you and me.

       You may demand immediate payment of the debt(s) if the debtor is not a natural person and without your prior written consent (1) a beneficial interest in the debtor is sold or transferred or (2) there is a change in either the identity or number of members of a partnership or (3) there is a change in ownership of more than 25 percent of the voting stock of a corporation.

       I will pay all taxes and charges on the property as they become due. You have the right of reasonable access in order to inspect the property. I will immediately inform you of any loss or damage to the property.

LIMITATIONS - This agreement will not secure a debt described in the section entitled "Secured Debts" on page 1:

       1) if you fail to make any disclosure of the existence of this security interest required by law for such other debt;

       2) if this security interest is in my principal dwelling and you fail to provide (to all persons entitled) any notice of right of rescission required by law for such other debt;

       3) to the extent that this security interest is in "household goods" and the other debt to be secured is a "consumer" loan (as those terms are defined in applicable federal regulations governing unfair and deceptive credit practices);

       4) if this security interest is in margin stock subject to the requirements of 12 C.F.R Section 207 or 221 and you do not obtain a statement of purpose if required under these regulations with respect to that debt; or

       5) if this security interest is unenforceable by law with respect to that debt.

PURCHASE MONEY SECURITY INTEREST - For the sole purpose of determining the extent of a purchase money security interest arising under this security agreement: (a) payments on any non-purchase money loan also secured by this agreement will not be deemed to apply to the purchase money loan, and (b) payments on the purchase money loan will be deemed to apply first to the non-purchase money portion of the loan, if any, and then to the purchase money obligations in the order in which the items of collateral were acquired or if acquired at the same time, in the order selected by you. No security interest will be terminated by application of this formula. "Purchase money loan" means any loan the proceeds of which, in whole or in part, are used to acquire any collateral securing the loan and all extensions, renewals, consolidations and refinancings of such loan.

AUTHORITY OF SECURED PARTY TO MAKE ADVANCES AND PERFORM FOR DEBTOR - I agree to pay you on demand any sums you advanced on my behalf including, but not limited to, expenses incurred in collecting, insuring, conserving, or protecting the property or in any inventories, audits, inspections or other examinations by you in respect to the property. If I fail to pay such sums, you may do so for me, adding the amount paid to the other amounts secured by this agreement. All such sums will be due on demand and will bear interest at the highest rate provided in any agreement, note or other instrument evidencing the Secured Debt(s) and permitted by law at the time of the advance.

       If I fail to perform any of my duties under this security agreement, or any mortgage, deed of trust, lien or other security interest, you may without notice to me perform the duties or cause them to be performed. I understand that this authorization includes, but is not limited to, permission to: (1) prepare, file, and sign my name to any necessary reports or accountings; (2) notify any account debtor of your interest in this property and tell the account debtor to make the payments to you or someone else you name, rather than me; (3) place on any chattel paper a note indicating your interest in the property; (4) in my name, demand, collect, receive and give a receipt for, compromise, settle, and handle any suits or other proceedings involving the collateral; (5) take any action you feel is necessary in order to realize on the collateral, including performing any part of a contract or endorsing it in my name; and (6) make an entry on my books and records showing the existence of the security agreement. Your right to perform for me shall not create an obligation to perform and your failure to perform will not preclude you from exercising any of your other rights under the law or this security agreement.

INSURANCE - I agree to buy insurance on the property against the risks and for the amounts you require and to furnish you continuing proof of coverage. I will have the insurance company name you as loss payee on any such policy. You may require added security if you agree that insurance proceeds may be used to repair or replace the property. I will buy insurance from a firm licensed to do business in the state where you are located. The firm will be reasonably acceptable to you. The insurance will last until the property is released from this agreement. If I fail to buy or maintain the insurance (or fail to name you as loss payee) you may purchase it yourself.

WARRANTIES AND REPRESENTATIONS - If this agreement includes accounts, I will not settle any account for less than its full value without your written permission. I will collect all accounts until you tell me otherwise. I will keep the proceeds from all the accounts and any goods which are returned to me or which I take back in trust for you. I will not mix them with any other property of mine. I will deliver them to you at your request. If you ask me to pay you the full price on any returned items or items retaken by myself, I will do so.

       If this agreement covers inventory, I will not dispose of it except in my ordinary course of business at the fair market value for the property, or at a minimum price established between you and me.

       If this agreement covers farm products I will provide you, at your request, a written list of the buyers, commission merchants or selling agents to or through whom I may sell my farm products. In addition to those parties named on this written list, I authorize you to notify at your sole discretion any additional parties regarding your security interest in my farm products. I remain subject to all applicable penalties for selling my farm products in violation of my agreement with you and the Food Security Act. In this paragraph the terms farm products, buyers, commission merchants and selling agents have the meanings given to them in the Federal Food Security Act of 1985.

DEFAULT - I will be in default if any one or more of the following occur: (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided;
(7) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you; (8) I change my name or assume an additional name without first notifying you before making such change; (9) failure to plant, cultivate and harvest crops in due season; (10) if any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M.

REMEDIES - If I am in default on this agreement, you have the following remedies:

       1) You may demand immediate payment of all I owe you under any obligation secured by this agreement.

       2) You may set off any obligation I have to you against any right I have to the payment of money from you.

       3) You may demand more security or new parties obligated to pay any debt I owe you as a condition of giving up any other remedy.

       4) You may make use of any remedy you have under state or federal law.

       5) If I default by failing to pay taxes or other charges, you may pay them (but you are not required to do so). If you do, I will repay to you the amount you paid plus interest at the highest contract rate.

       6) You may require me to gather the property and make it available to you in a reasonable fashion.

       7)     You may repossess the property and sell it as provided by law.
              You may repossess the property so long as the repossession does not involve a breach of the peace or an illegal entry onto my property. You may sell the property as provided by law. You may apply what you receive from the sale of the property to: your expenses; your reasonable attorneys' fees and legal expenses (where not prohibited by law); any debt I owe you. If what you receive from the sale of the property does not satisfy the debts, you may take me to court to recover the difference (where permitted by law). I agree that 10 days written notice sent to my address listed on page 1 by first class mail will be reasonable notice to me under the Uniform Commercial Code. If any items not otherwise subject to this agreement are contained in the property when you take possession, you may hold these items for me at my risk and you will not be liable for taking possession of them.

       8) In some cases, you may keep the property to satisfy the debt. You may enter upon and take possession of all or any part of my property, so long as you do not breach the peace or illegally enter onto the property, including lands, plants, buildings, machinery, and equipment as may be necessary to permit you to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of any of the property and to use and operate the property for the length of time you feel is necessary to protect your interest, all without payment or compensation to me.

       By choosing any one or more of these remedies, you do not waive your right to later use any other remedy. You do not waive a default if you choose not to use any remedy, and, by electing not to use any remedy, you do not waive your right to later consider the event a default and to immediately use any remedies if it continues or occurs again.

FILING - A carbon, photographic or other reproduction of this security agreement or the financing statement covering the property described in this agreement may be used as a financing statement where allowed by law. Where permitted by law, you may file a financing statement which does not contain my signature, covering the property secured by this agreement.

CO-MAKERS - If more than one of us has signed this agreement, we are all obligated equally under the agreement. You may sue any one of us or any of us together if this agreement is violated. You do not have to tell me if any term of the agreement has not been carried out. You may release any co-signer and I will still be obligated under this agreement. You may release any of the security and I will still be obligated under this agreement. Waiver by you of any of your rights will not affect my duties under this agreement. Extending this agreement or new obligations under this agreement, will not affect my duty under the agreement.

BANKERS SYSTEMS, INC., ST. CLOUD. MN (1-800-397-2341) SECURITY AGREEMENT FORM
SA 8/5/91                                                         (page 2 of 2)
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         EXHIBIT 10(e)(2) - SCHEDULE OF SIMILAR SECURITY AGREEMENTS


      Lender:   . . . . . . . . . .     The First National Bank of Bryan
                                        2807 Texas Avenue
                                        PO Box 833
                                        Bryan, Texas 77805
      Borrower:   . . . . . . . . .     BodyBilt Seating, Inc.
                                        4455 Carter Creek Parkway
                                        Bryan, Texas 77802
 I.   Date:   . . . . . . . . . . .     August 27, 1993
      Loan Type:  . . . . . . . . .     Single Advance (#033-118-62)
      Amount:   . . . . . . . . . .     $20,797.48
      Interest Rate:  . . . . . . .     7.25% per annum on 360-day year
      Purpose:  . . . . . . . . . .     Business; purchase vehicle
      Repayments:   . . . . . . . .     Monthly installments of $415.31 from
                                           September 27, 1993 to August 27, 1998
      Security:   . . . . . . . . .     1994 Plymouth Voyager

II.   Date:   . . . . . . . . . . .     December 9, 1993
      Loan Type:  . . . . . . . . .     Single Advance (#033-118-63)
      Amount:   . . . . . . . . . .     $43,278.04
      Interest Rate:  . . . . . . .     6.75% per annum on 360-day year
      Purpose:  . . . . . . . . . .     Business; purchase two vehicles
      Repayments:   . . . . . . . .     Monthly installments of $1,033.25 from
                                           January 1, 1994 to December 9, 1997
      Security:   . . . . . . . . .     Two 1994 Plymouth Voyagers

III.  Date:   . . . . . . . . . . .     March 25, 1994
      Loan Type:  . . . . . . . . .     Single Advance (#033-118-64)
      Amount:   . . . . . . . . . .     $35,066.99
      Interest Rate:  . . . . . . .     7.5% per annum on 360-day year
      Purpose:  . . . . . . . . . .     Business; purchase two vehicles
      Repayments:   . . . . . . . .     Monthly installments of $1,092.79 from
                                           April 25, 1994 to March 25, 1997
      Security:   . . . . . . . . .     Two 1994 Plymouth Voyagers

IV.   Date:   . . . . . . . . . . .     January 17, 1996
      Loan Type:  . . . . . . . . .     Single Advance (#033-118-65)
      Amount:   . . . . . . . . . .     $16,900.00
      Interest Rate:  . . . . . . .     8.625% per annum on 360-day year
      Purpose:  . . . . . . . . . .     Business; purchase vehicle for
                                           salesman's use
      Repayments:   . . . . . . . .     Monthly installments of $348.75 from
                                           February 17, 1996 to January 17, 2001
      Security:   . . . . . . . . .     1996 Dodge Caravan

V.    Date:   . . . . . . . . . . .     April 12, 1996
      Loan Type:  . . . . . . . . .     Single Advance (#033-118-66)
      Amount:   . . . . . . . . . .     $19,250.00
      Interest Rate:  . . . . . . .     8.75% per annum on 360-day year
      Purpose:  . . . . . . . . . .     Business; purchase vehicle for
                                           salesman's use
      Repayments:   . . . . . . . .     Monthly installments of $477.92 from
                                           May 12, 1996 to April 12, 2000
      Security:   . . . . . . . . .     1996 Dodge Grand Caravan SE FWD


VI.   Date:   . . . . . . . . . . .     May 23, 1996
      Loan Type:  . . . . . . . . .     Single Advance (#033-118-67)
      Amount:   . . . . . . . . . .     $13,775.00
      Interest Rate:  . . . . . . .     8.75% per annum on 360-day year
      Purpose:  . . . . . . . . . .     Business; purchase leased vehicle
      Repayments:   . . . . . . . .     Monthly installments of $437.31 from
                                           June 23, 1996 to May 23, 1999
      Security:   . . . . . . . . .     1992 Mazda 929

VII.  Date:   . . . . . . . . . . .     June 15, 1995
      Loan Type:  . . . . . . . . .     Single Advance (#033-118-69)
      Amount:   . . . . . . . . . .     $29,550.00
      Interest Rate:  . . . . . . .     8.75% per annum on 360-day year
      Purpose:  . . . . . . . . . .     Business; purchase vehicle
      Repayments:   . . . . . . . .     Monthly installments of $733.75 from
                                           July 15, 1995 to June 15, 1999
      Security:   . . . . . . . . .     1995 Chevrolet Suburban

VIII. Date:   . . . . . . . . . . .     August 21, 1995
      Loan Type:  . . . . . . . . .     Single Advance (#033-118-71)
      Amount:   . . . . . . . . . .     $21,295.78
      Interest Rate:  . . . . . . .     9.125% per annum on 360-day year
      Purpose:  . . . . . . . . . .     Business; purchase vehicle
      Repayments:   . . . . . . . .     Monthly installments of $532.63 from
                                           September 21, 1995 to August 21, 1999
      Security:   . . . . . . . . .     1995 Dodge Caravan

IX.   Date:   . . . . . . . . . . .     August 24, 1995
      Loan Type:  . . . . . . . . .     Single Advance (#033-118-72)
      Amount:   . . . . . . . . . .     $19,313.10
      Interest Rate:  . . . . . . .     9.5% per annum on 360-day year
      Purpose:  . . . . . . . . . .     Business; purchase Plymouth Voyager
      Repayments:   . . . . . . . .     Monthly installments of $620.00 from
                                           September 24, 1995 to August 24, 1998
      Security:   . . . . . . . . .     1995 Plymouth Voyager SE FWD

X.    Date:   . . . . . . . . . . .     October 26, 1995
      Loan Type:  . . . . . . . . .     Single Advance (#033-118-73)
      Amount:   . . . . . . . . . .     $79,500.00
      Interest Rate:  . . . . . . .     10.0% per annum on 360-day year
      Purpose:  . . . . . . . . . .     Business; Renewal - Purchase Equipment
      Repayments:   . . . . . . . .     Monthly interest installments from
                                           November 26, 1995 to October 26, 2000
                                        Monthly principal installments of
                                           $1,325.00 from November 26, 1995 to
                                           October 26, 2000
      Security:   . . . . . . . . .     Thermwood Model 67DT Dual Table
                                           Five-Axis CNC Machine System, Serial
                                           No. C67 D

XI.   Date:   . . . . . . . . . . .     November 8, 1995
      Loan Type:  . . . . . . . . .     Single Advance (#033-118-74)
      Amount:   . . . . . . . . . .     $17,950.00
      Interest Rate:  . . . . . . .     9.5% per annum on 360-day year
      Purpose:  . . . . . . . . . .     Business; purchase car for salesman's
                                           use
      Repayments:   . . . . . . . .     Monthly installments of $505.20 from
                                           December 8, 1995 to May 8, 1999
      Security:   . . . . . . . . .     1994 Chrysler Town & Country Minivan